UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 14, 2013 (August 5, 2013)

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)
IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa	51503
(Address of Principal Executive Offices)	(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 5, 2013, GS Cleantech Corporation (“GS Cleantech”) filed a suit in United States District Court for the Southern District of Iowa, Western Division (Case No. 2:13-CV-00021-JAJ-CFB), naming Southwest Iowa Renewable Energy, LLC (the “Company”) as a defendant (the “Lawsuit”).  The Lawsuit alleges infringement of a patent assigned to GS Cleantech with respect to the corn oil separation technology used in the tricanter (the “Tricanter”) at the Company’s ethanol plant.  The Company purchased the Tricanter from ICM, Inc. under a Tricanter Purchase and Installation Agreement (the “Tricanter Agreement”) dated August 25, 2010.  The Lawsuit seeks preliminary and permanent injunctions against the Company to prevent future infringement on the patent owned by GS CleanTech and damages in an unspecified amount adequate to compensate GS CleanTech for the alleged patent infringement, plus attorney’s fees.  Under the Tricanter Agreement, ICM has agreed to indemnify the Company from any such suit with respect to the Company’s installation and use of the Tricanter.

The foregoing information is being furnished under “Item 8.01. Other Events.”  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

The filing of this report and the furnishing of this information pursuant to Items 8.01 does not mean that such information is material or that disclosure of such information is required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Date: August 14 , 2013	By:	/s/ Brian T. Cahill
Brian T. Cahill
General Manager, President, and CEO